UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2014

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01	Regulation FD Disclosure.

As previously disclosed, the Financial Stability Oversight Council (the “Council”) notified MetLife, Inc. (the “Company”) on September 4, 2014, that it has been preliminarily designated as a non-bank Systemically Important Financial Institution (“SIFI”). On October 3, 2014, the Company delivered notice to the Council requesting a written and oral evidentiary hearing to contest the Council’s proposed determination. In accordance with its regulations, the Council will schedule an evidentiary hearing within 30 days after the Company’s request and will make a final determination on the Company’s status as a non-bank SIFI within 60 days after the hearing.

If the Company is designated by the Council as a non-bank SIFI, it will be subject to supervision by the Board of Governors of the Federal Reserve System and be subject to enhanced prudential standards under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which may include requirements regarding risk-based capital and leverage, liquidity, stress-testing, overall risk management, resolution plans and early remediation, and may also include additional standards regarding capital, public disclosure, short-term debt limits, and other related subjects as appropriate. See “Business—U.S. Regulation” and “Risk Factors” included in the Company’s 2013 Annual Report on Form 10-K, as supplemented or amended in the Company’s subsequent periodic reports on Form 10-Q, for more information regarding the potential impact of the Dodd-Frank Act on the Company, including as a result of the possible application of these enhanced prudential standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name: Timothy J. Ring
Title: Senior Vice President and Secretary

Date: October 3, 2014

3